UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April  27, 2016

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On April 27, 2016, Murphy Oil Corporation (The Company) announced that its Canadian subsidiary has signed a purchase and sale agreement for the sale of its interest in Syncrude Canada Ltd. ("Syncrude") asset to Suncor Energy Inc. ("Suncor"), for approximately C$937 million, subject to closing adjustments. The Company will divest its five percent, non-operated working interest in Syncrude subject to regulatory approval and normal closing conditions, and is anticipated to close mid-year 2016.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	A news release issued by Murphy Oil Corporation, dated April 27, 2016, announcing the purchase and sale agreement for the sale of its interest in Syncrude Canada Ltd. asset to Suncor Energy Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Keith Caldwell
Keith Caldwell
Senior Vice President and Controller

Date:  May 2, 2016

Exhibit Index

99.1	News release dated April 27, 2016, as issued by Murphy Oil Corporation.